                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 4, 1999
                                               ---------------------------------

                             Resource America, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-4408                    72-0654145
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission               (IRS Employer
      incorporation)                  File Number)           Identification No.)

     1521 Locust Street, 4th Floor, Philadelphia, Pennyslvania         19102
--------------------------------------------------------------------------------
                  (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code        (215) 546-5005
                                                   -----------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial statements of business acquired

   (i) Financial statements of business acquired for the year ended December 31, 1998

        Independent Auditors' Report
        Consolidated Balance Sheet
 .       Consolidated Statement of Earnings and Retained Earnings
        Consolidated Statement of Cash Flows
        Notes to Consolidated Financial Statements

   (ii) Financial Statements of business acquired for the year ended December 31, 1997

        Report of Public Accountants
        Consolidated Balance Sheets
 .       Consolidated Statements of Operations and Retained Earnings
        Consolidated Statements of Cash Flows
        Notes to Consolidated Financial Statements

(b)     Unaudited Pro Forma Financial Information

        Pro Forma Combined Consolidated Balance Sheet at December 31, 1998 Pro Forma Combined Consolidated Statement of Operations for the three months ended December 31, 1998
        Pro Forma Combined Consolidated Statement of Operations for the years ended September 30, 1998 and December 31, 1998
        Notes to Pro Forma Combined Consolidated Financial Statements



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RESOURCE AMERICA, INC.
                                                --------------------------------
                                                     (Registrant)



Dated: April 19, 1999                           By: /s/Steven J. Kessler
       --------------------                        -----------------------------
                                                       Steven J. Kessler
                               Senior Vice President and Chief Financial Officer

                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                     JLA CREDIT CORPORATION AND SUBSIDIARIES

                                December 31, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
JLA Credit Corporation


            We have audited the accompanying consolidated balance sheet of JLA Credit Corporation (a Delaware corporation) and Subsidiaries as of December 31, 1998, and the related consolidated statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JLA Credit Corporation and Subsidiaries as of December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.






San Francisco, California
April 9, 1999

                     JLA Credit Corporation and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998

                                     ASSETS

Cash and cash equivalents                                                     $ 28,462,252
Investment in direct financing leases, net                                     312,139,555
Other assets                                                                    16,378,076
                                                                              ------------

        Total assets                                                          $356,979,883
                                                                              ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
    Borrowings from banks                                                     $154,015,000
    Asset backed borrowing                                                     140,124,909
    Accrued interest                                                               833,537
    Due to parent                                                               11,944,554
    Other liabilities                                                           11,697,917
                                                                              ------------

        Total liabilities                                                      318,615,917

Commitments and contingencies

Shareholder's equity
    Common stock, par value $500 per share; 64,000 shares authorized,
      60,000 shares issued and outstanding                                      30,000,000
    Additional paid-in capital                                                     250,375
    Retained earnings                                                            8,113,591
                                                                              ------------

        Total shareholder's equity                                              38,363,966
                                                                              ============
        Total liabilities and shareholder's equity                            $356,979,883
                                                                              ============


The accompanying notes are an integral part of this statement.

                     JLA Credit Corporation and Subsidiaries

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS

                          Year ended December 31, 1998


Revenues
    Earned income on direct financing leases             $29,516,605
    Interest income                                        2,538,238
    Other income                                           3,435,590
                                                         -----------

        Total revenues                                    35,490,433

Expenses
    Interest expense                                      20,609,830
    Provision for doubtful receivables                     3,268,935
    General and administrative expenses                    9,261,702
                                                         -----------

        Total expenses                                    33,140,467
                                                         -----------
        Income before provision for income taxes           2,349,966

Provision for income taxes                                 1,036,647
                                                         -----------
        NET EARNINGS                                       1,313,319

Retained earnings at beginning of year                     6,800,272
                                                         -----------

Retained earnings at end of year                         $ 8,113,591
                                                         ===========






The accompanying notes are an integral part of this statement.

                     JLA Credit Corporation and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1998

Cash flows from operating activities
    Net earnings                                                                         $   1,313,319
    Adjustments to reconcile net income to net cash used in
      operating activities
        Depreciation and amortization                                                          802,434
        Provision for doubtful receivables                                                   3,268,935
        Gain on sale of direct financing leases                                             (1,850,873)
        Changes in assets and liabilities
          Other assets                                                                      (7,978,458)
          Accrued interest                                                                  (1,648,181)
          Other liabilities                                                                   (222,088)
                                                                                         -------------

          Net cash used in operating activities                                             (6,314,912)

Cash flows from investing activities
    Collections on direct financing leases                                                 136,809,538
    Collections on notes and loans receivable                                                6,833,885
    Purchase of direct financing lease equipment                                          (180,972,825)
    Capital expenditures                                                                      (188,039)
                                                                                         -------------

          Net cash used in investing activities                                            (37,517,441)

Cash flows from financing activities
    Payments of borrowings from banks, net                                                 (23,845,000)
    Proceeds from securitization                                                           120,041,027
    Payments of borrowings from securitizations                                            (12,912,096)
    Payments of loans from affiliate, net                                                  (12,641,347)
                                                                                         -------------

          Net cash provided by financing activities                                         70,642,584
                                                                                         -------------

          NET INCREASE IN CASH AND CASH EQUIVALENTS                                         26,810,231

Cash and cash equivalents at beginning of year                                               1,652,021
                                                                                         -------------

Cash and cash equivalents at end of year                                                 $  28,462,252
                                                                                         =============


Supplemental  disclosures of cash flow information:
    Cash paid (refunded) during the year for:
      Interest                                                                           $  21,798,097
      Income taxes                                                                       $    (149,563)

Supplemental disclosures of noncash investing and financing activities
    Transfer of note receivable to affiliate loan                                        $   8,175,267


                     JLA Credit Corporation and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998





NOTE A - ORGANIZATION

   JLA Credit Corporation (JLA) was incorporated in the state of Delaware on August 27, 1985, and is engaged principally in funding direct financing leases, loan originations and participations as a creditor. Effective January 1, 1992, JLA became a wholly-owned subsidiary of Japan Leasing (USA), Inc.
   (JLUS). JLA's former shareholder made contributions of all of JLA's outstanding common stock to JLUS in exchange for newly issued common stock of JLUS.




NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   o  Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

   o  Principles of Consolidation

      The consolidated financial statements include the accounts of JLA and its wholly-owned subsidiaries; JLA Funding Corporation (JLA FC), JLA Funding Corporation II (JLA FC II), and JLA Funding Corporation III (JLA FC III), collectively, the Company. All significant intercompany transactions and balances have been eliminated in consolidation.

   o  Income Recognition

      Income on notes and loans receivable is accrued as earned based on the interest method. For direct financing leases, unearned income is amortized over the lease term to produce a constant rate of return on the net investment. Accrual of interest income is suspended when collection on an account becomes doubtful, generally after the account becomes 90 days delinquent. Income recognition is generally resumed when the account balance has been brought current.

   o  Allowance for Doubtful Receivables

      Based on a periodic review of the lease and loan portfolio, an allowance for doubtful receivables is maintained at a level that is estimated by the Company to be sufficient to reasonably provide for expected losses in the present portfolio of leases and notes and loans receivable.

   o  Repossessed Equipment Held for Resale

      Repossessed equipment held for resale is stated at the lower of cost or market and is included in other assets on the consolidated balance sheet.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   o  Income Taxes

      The Company files a consolidated federal income tax return with JLUS and files separate state and local income tax returns for all taxing authorities except California and New York. The Company continues to provide for all taxes on a stand-alone basis and settles all federal taxes currently payable through intercompany accounts, due from/due to affiliates, on the consolidated balance sheets.

      Deferred taxes are provided for temporary differences between the tax basis and financial reporting basis of assets and liabilities, computed at current tax rates. Any future change in those rates would result in an adjustment to the recorded balance of deferred taxes. The Company reviews the realization of the deferred tax asset to determine if a reserve is necessary.

   o  Interest Rate Swap Agreements

      Interest rate swap agreements are entered into as a means of managing interest rate risk. Net settlements are accrued over the term of the swap agreements as an adjustment to interest expense. Certain interest rate swap agreements were terminated in 1998 (see Note J) and the remaining interest rate swap agreemnts were terminated upon the sale of the Company (see Note M).

   o  Cash and Cash Equivalents

      Cash and cash equivalents include short-term highly liquid investments with original maturities of three months or less that are readily convertible into cash. At December 31, 1998, the Company had $18.2 million funds restricted as to use under terms of the securitizations.

   o  Defined Contribution Plan

      The Company provides a defined contribution plan (the "Plan") under section 401k of the Internal Revenue Code. The Plan covers all employees that have completed at least six months of service and are at least 21 years of age. The Company has a discretionary employer contribution which historically has been equal to a dollar for dollar match of the employees contribution up to 5% of the employees compensation. The Company match is vested over a period of seven years at which time the matched amount is fully vested. All employee contributions and earnings are fully vested at the time of contribution or earning. All investment selections are made directly by the employees. The Company's contribution for the year was $159,155.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE C - NET INVESTMENT IN DIRECT FINANCING LEASES

   Direct financing leases consist of the following:

     Nonsecuritized minimum lease payments receivable                            $    210,913,615
     Securitized minimum lease payments receivable                                    155,589,253
                                                                                  ---------------

     Total minimum lease payment receivable                                           366,502,868

        Less
          Unearned income, nonsecuritized                                             (30,153,901)
          Unearned income, securitized                                                (23,125,440)
          Allowance for doubtful receivables                                           (5,613,693)
          Deferred initial direct costs                                                 4,529,721
                                                                                  ---------------

     Net investment in direct financing leases                                   $    312,139,555
                                                                                  ===============

   The minimum lease payments receivable are due in the following installments:

      Year ending
     December 31,

          1999                                                                   $    126,325,711
          2000                                                                        109,031,798
          2001                                                                         70,422,840
          2002                                                                         38,631,859
          2003                                                                         15,974,929
          Thereafter                                                                    6,115,731
                                                                                  ---------------

                                                                                 $    366,502,868
                                                                                  ===============
   The types of equipment financed consist of the following in the approximate percentages shown below:

     Industrial equipment                                                                      50%
     Computer equipment                                                                        29
     Other                                                                                     11
     Office equipment                                                                           7
     Cars and trucks                                                                            3
                                                                                           ------
                                                                                              100%
                                                                                           ======

   The Company's leasing transactions with customers located in California represent approximately 47 percent of the minimum lease balance. There was no other geographical concentration greater than 10 percent. In addition, no customer balance exceeded 10 percent of the minimum lease balance. When entering into a leasing transaction, the Company generally does not require any additional collateral other than the security interest in the property leased. The contract receivables are pledged as collateral on the securitized borrowings and the borrowings from banks.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE C - NET INVESTMENT IN DIRECT FINANCING LEASES (continued)

   The net investment in nonearning receivables, which are included in the Company's direct financing lease portfolio, were approximately $5 million.

   In 1997, the Company entered into an agreement (the Agreement) whereby it obtained the right to issue up to $75 million principal balance of direct financing leases through JLA FC II. During the year the Company securitized $48.3 million principal balance of direct financing leases through JLA FC II and received proceeds of $46.2 million. The transaction was accounted for as a collateralized borrowing, accordingly, the principal balance of securitized leases remains on the Company's balance sheet.

   In March 1998, the Company entered into an agreement (the "Agreement") whereby it obtained the investor commitments to issue up to $125,000,000 of notes payable by securitizing the principal balance of financing contracts through JLA Funding Corporation III ("JLA FC III"), a special-purpose subsidiary. During 1998, the Company securitized $84,591,032 principal balance of financing contracts through JLA FC III and received proceeds from the securitization of these contracts of $80,385,460. A cash collateral reserve account equal to 1% of the contract receivables is also maintained with the Trustee. The Note Issuance Period under the Agreement terminated January 16, 1999, with no additional note issuances. The transaction was accounted for as a collateralized borrowing; accordingly, the principal balance of the securitized contracts remained on the Company's balance sheet.

   The proceeds received in connection with the Agreements consisted of notes payable to various domestic and foreign investors. These notes are expected to be paid of as the Company receives aggregate payments on the securitized contract receivables. The contract receivables collateralize the notes, and other creditors of JLA would be subordinate to the note holders with respect to the securitized receivables. The timing and amount of the repayment of the notes are dependent upon the ultimate collection of the securitized lease receivables.


NOTE D - ALLOWANCE FOR DOUBTFUL RECEIVABLES

   The table below shows the activity in allowance for doubtful receivables for the year.


     Balance at beginning of year               $     5,030,078
     Charged to operations, net                       3,268,935
     Amount written off                              (2,685,320)
                                                 --------------

     Balance at end of year                     $     5,613,693
                                                 ==============

   The Company provides for both a general reserve and a specific reserve. A specific reserve is provided if management believes it is probable that a loss will be sustained on a specific account and that the loss can be reasonably estimated. The Company's assessment of the future value of collateral is inherently subjective, as it requires material estimates that may be susceptible to significant change.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE E - BORROWINGS FROM BANKS

   The interest rates on the borrowings from banks ranged from 5.41% to 8.35%, and the weighted average interest rate, before considering any interest rate swap agreements was 7.26%. The borrowings were paid off in full in February 1999, with proceeds from borrowings obtained by the purchaser (see Note M).



NOTE F - ASSET BACKED BORROWINGS

   The interest rates on the asset backed borrowings range from 5.91% to 7.0%, and the weighted average interest rate was 6.59%.

   The maturities for assets backed borrowings is as follows:

      Year ending
      December 31,
      -----------

          1999                            $     55,816,150
          2000                                  38,404,587
          2001                                  29,313,768
          2002                                  13,322,874
          2003                                   3,267,530
                                           ---------------

                                          $    140,124,909
                                           ===============
NOTE G - DUE TO PARENT

   The Company has amounts outstanding to the Parent in the form of revolving advances and a note payable. The amounts borrowed are used for working capital. At December 31, 1998, the outstanding balances of the revolving advances and the note payable were $689,701 and $11,221,966, respectively. The note bears interest at LIBOR plus .75% (6.6% at December 31, 1998). The entire outstanding amount was repaid subsequent to year-end as a result of the sale of the Company (see note N). The total interest expense on the notes was $1,678,505.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998

NOTE H - INCOME TAXES

   The provision (benefit) for income taxes for the year ended consists of the following:

     Current
        Federal                                $        905,677
        State and local                                 185,500
                                                ---------------
                                                      1,091,177

     Deferred
        Federal                                         (45,260)
        State and local                                  (9,270)
                                                ---------------
                                                        (54,530)
                                                ---------------

                                               $      1,036,647
                                                ===============

   The provision for income tax differs from the federal statutory income tax rate of 35 percent principally due to state income taxes.

   Net deferred tax assets, which are included in other assets, approximate $3,153,000 and primarily relate to the allowance for doubtful receivables.

   The Company has historically filed a consolidated federal tax return with its parent. Cumulative amounts due to the parent for income taxes, net of the deferred tax assets, were settled in connection with the sale of the Company (see note M) for $3.5 million.


NOTE I - FAIR VALUE OF FINANCIAL INSTRUMENTS

   The estimated fair value amounts have been determined by the Company, using available market information and valuation methodologies, as described below. Changes in these assumptions or estimation methods may significantly affect the estimated fair values. Accordingly, management provides no assurance that the estimates presented herein would necessarily be realized in an immediate sale or settlement of the instruments.

   Book values of cash equivalents and other current amounts receivable and payable approximate fair value due to the short maturity of the instruments.

   The Company generally borrows funds from banks through three to six months revolving lines of credits. The estimated fair values of debts approximate carrying cost due to the short maturity.

   The securitized borrowings reflect current fair value as the borrowing rate approximates current market conditions. The rates are covered by short-term swap arrangements which assist the rates to approximate current conditions.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE J - RELATED PARTY TRANSACTIONS

   In November 1998, the Company transferred all of its rights and obligations to certain Residual Value Position Pool Agreements to the Parent. The total value transferred was $8,175,267 for which the Company received a reduction in the amount due to Parent.

   The Parent was the guarantor of the Company's interest rate swap agreements. During the year, the Company was forced to terminate certain swap agreements due to the financial condition of the Parent. The applicable termination fee of approximately $1,600,000 was paid and the cost was borne by the Parent on behalf of the Company.


NOTE K - COMMITMENTS AND CONTINGENCIES

   The Company rents the office facilities for all office locations.

   Rental expense for the year ended was approximately $385,858.

   The minimum rental commitments under noncancelable leases are as follows:

      Year ending
      December 31,

          1999                              $        314,682
          2000                                       268,147
          2001                                       244,879
          2002                                        94,420
          2003                                        44,267
                                             ---------------

                                            $        966,395
                                             ===============


NOTE L - YEAR 2000 COMPLIANCE

   The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

                     JLA Credit Corporation and Subsidiaries

                                December 31, 1998


NOTE M - SUBSEQUENT EVENTS

   On February 4, 1999, the Company's parent sold all of the Company's common shares to Fidelity Leasing, Inc., a wholly-owned subsidiary of Resource America, Inc. ("RAI"). RAI is a publicly held, Delaware corporation. The purchase price of $39 million, (including $1 million in acquisition related costs) is payable in cash at the closing date. In connection with the sale, certain assets and liabilities were transferred to the Company's parent prior to closing.



The accompanying notes are an integral part of this statement.

                              ARTHUR ANDERSEN LLP




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
JLA Credit Corporation:



We have audited the accompanying consolidated balance sheets of JLA Credit Corporation (a Delaware corporation) and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plans and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred top above presenting fairly, in all material respects, the financial position of JLA Credit Corporation and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                 /s/ Arthur Andersen LLP



San Francisco, California,
March 18, 1998

                    JLA CREDIT CORPORATION AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                       1997          1996
                                                                       ----          ----
                                     ASSETS

Cash and cash equivalents                                         $  1,652,021     $ 18,421,711
Investment in direct financing lease:
  Investment in nonsecuritized direct financing leases             240,465,456      222,545,823
  Investment in securitized direct, financing leases                33,958,952                -
  Allowance for doubtful receivables                                (5,030,078)      (2,827,437)
                                                                  ------------     ------------
            Net investment in direct financing leases              269,394,330      219,718,386

Notes and loans receivable                                          15,009,152       17,842,889
Due from affiliates                                                     58,846        8,627,325
Other real estate owned                                                      -       15,000,000
Other assets                                                         8,154,132        7,270,538
Office furniture and equipment, net of accumulated depreciation
 of $1,369,507 and $1,223,491 in 1997 and 1996, respectively           859,881        1,431,969
                                                                  ------------     ------------
                                                                  $295,128,362     $288,312,818
                                                                  ============     ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
  Borrowings from banks                                           $177,860,000     $156,889,130
  Asset-backed borrowing                                            32,995,978                -
  Accrued interest payable                                           2,481,718        1,796,426
  Due to affiliates                                                 32,820,014       87,980,061
  Other liabilities                                                 11,920,005        7,426,485
                                                                  ------------     ------------
              Total liabilities                                    258,077,715      254,092,102
                                                                  ------------     ------------
Commitments and contingencies

Shareholder's equity:
  Common stock, par value $500 per share; 64,000 shares
   authorized, 60,000 shares issued and outstanding                 30,000,000       30,000,000
  Additional paid-in capital                                           250,375          250,375
  Retained earnings                                                  6,800,272        3,970,341
                                                                  ------------     ------------
             Total shareholder's equity                             37,050,647       34,220,716
                                                                  ------------     ------------
             Total liabilities and shareholder's equity           $295,128,362     $288,312,818
                                                                  ============     ============


        The accompanying notes are an integral part of these statements.

                     JLA CREDIT CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                      1997              1996
                                                                      ----              ----
REVENUES:
 Earned income on direct financing leases                          $25,664,537      $15,774,050
 Interest income on notes and loans receivable                       2,186,724        5,000,785
 Other income                                                        5,312,850        2,785,174
                                                                   -----------      -----------
           Total revenues                                           33,164,111       23,560,009
                                                                   -----------      -----------
EXPENSES:
 Interest expense                                                   15,530,726       12,033,126
 Provision for doubtful receivables                                  4,945,243        2,004,204
 Losses on repossessed equipment                                        27,824          974,345
 General and administrative expenses                                 7,342,885        5,853,008
 Other expenses                                                        315,000          427,895
                                                                   -----------      -----------
           Total expenses                                           28,161,678       21,292,578
                                                                   -----------      -----------
           Income before provision for income taxes                  5,002,433        2,267,431

PROVISION FOR INCOME TAXES                                           2,172,502          979,480
                                                                   -----------      -----------
         Net income                                                  2,829,931        1,287,951

RETAINED EARNINGS, beginning of year                                 3,970,341        2,682,390
                                                                   -----------      -----------
RETAINED EARNINGS, end of year                                     $ 6,800,272      $ 3,970,341
                                                                   ===========      ===========

        The accompanying notes are an integral part of these statements.

                    JLA CREDIT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                     1997                 1996
                                                                                     ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                      $   2,829,931       $   1,287,951
                                                                                 -------------       -------------
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                    1,017,046             459,171
    Provision for doubtful receivables                                               4,945,243           2,004,204
    Losses on repossessed equipment                                                     27,824             974,346
    Changes in assets and liabilities:
     Other assets                                                                     (883,594)           (415,827)
     Accrued interest payable                                                          685,291             559,524
     Other liabilities                                                               4,493,520           3,044,931
                                                                                 -------------       -------------
           Total adjustments                                                        10,285,330           6,626,349
                                                                                 -------------       -------------
           Net cash provided by operating activities                                13,115,261           7,914,300
                                                                                 -------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Collections on direct financing leases                                            111,537,085          52,883,062
 Collections on notes and loans receivable                                           4,564,636          25,768,353
 Originations of notes and loans receivable                                         (1,759,444)        (49,144,504)
 Originations of direct financing lease equipment                                 (151,165,855)       (116,827,209)
 Purchase of fixed assets                                                             (466,529)           (454,465)
                                                                                 -------------       -------------
             Net cash used in investing activities                                 (37,290,107)        (87,774,763)
                                                                                 -------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from borrowings from banks                                                35,645,071          37,557,479
 Repayments of borrowings from banks                                               (14,674,201)        (47,285,135)
 Proceeds from securitization                                                       32,995,978                   -
 Proceeds from (repayments of) loans from affiliate, net                           (46,561,692)        100,367,611
                                                                                 -------------       -------------
            Net cash provided by financing activities                                7,405,156          90,639,955
                                                                                 -------------       -------------
            Net increase (decrease) in cash and cash equivalents                   (16,769,690)         10,779,492

CASH AND CASH EQUIVALENTS, beginning of year                                        18,421,711           7,642,219
                                                                                 -------------       -------------
CASH AND CASH EQUIVALENTS, end of year                                           $   1,652,021       $  18,421,711
                                                                                 =============       =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest                                                                       $  14,707,418       $  11,473,602
  Income taxes                                                                       1,156,007             274,000

        The accompanying notes are an integral part of these statements.

                    JLA CREDIT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31,1997 AND 1996
1. ORGANIZATION:

JLA Credit Corporation (JLA) was incorporated in the state of Delaware on August 27,1985, and engaged principally in funding direct financing leases, loan originations and participations as a creditor. Effective January 1, 1992, JLA became a wholly owned subsidiary of Japan Leasing (USA), Inc. (JLUS). JLA's former shareholder made contributions of all of JLA's outstanding common stock to JLUS in exchange for newly issued common stock of JLUS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles management is required to make estimates and assumptions that affect the amount of reported assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. The same is true of revenues and expenses reported for the period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of JLA and its wholly owned subsidiaries, JLA Funding Corporation and JLA Funding Corporation II (collectively, the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

Income Recognition

Income on notes and loans receivable is accrued as earned based on the interest method. For direct financing leases, unearned income is amortized over the lease term to produce a constant rate of return on the net investment. Accrual of interest income is suspended when collection on an account becomes doubtful, generally after the account becomes 90 days delinquent. Income recognition is generally resumed when the account balance has been brought current.

Allowance for Doubtful Receivables

Based on a periodic review of the lease and loan portfolio, an allowance for doubtful receivables is maintained at a level that is estimated by the Company to be necessary to provide for expected losses in the present portfolio of leases, notes and loans receivable.

Repossessed Equipment Held for Resale

Repossessed equipment held for resale is stated at the lower of cost or market and is included in other assets on the consolidated balance sheets.

Income Taxes

The Company files a consolidated federal income tax return with JLUS and files separate state and local income tax returns for all taxing authorities except California and New York. The Company continues to provide for all taxes on a stand-alone basis and settles all federal taxes currently payable through intercompany accounts, due from/due to affiliates, on the consolidated balance sheets.

Deferred taxes are provided for temporary differences between the tax basis and financial reporting basis of assets and liabilities, computed at current tax rates. Any future change in those rates would result in an adjustment to the recorded balance of deferred taxes. The Company reviews the realization of the deferred tax asset to determine if a valuation allowance is necessary.

Interest Rate Swap Agreements

Interest rate swap agreements are entered into as a means of managing interest rate risk. Net settlements are accrued over the term of the swap agreements as an adjustment to interest expense.

Cash and Cash Equivalents

Cash and cash equivalents include short-term highly liquid investments with original maturities of three months or less that are readily convertible into cash.

Reclassification

Certain reclassifications have been made to 1996 financial statements to conform with the current year's presentation.

3. NET INVESTMENT IN DIRECT FINANCING LEASES:

Leases, which are classified as direct financing leases as of December 31, 1997 and 1996, consist of the following:

                                                         1997         1996
                                                         ----         ----

Nonsecuritized minimum lease payments receivable     $280,979,123  $263,091,757
Securitized minimum lease payments receivable          40,657,854             -
                                                     ------------  ------------
Total minimum lease payments receivable               321,636,977   263,091,757
 Less:
  Unearned income, nonsecuritized                     (43,270,026)  (41,746,957)
  Unearned income, securitized                         (7,363,200)            -
  Allowance for doubtful receivables                   (5,030,078)   (2,827,437)
  Deferred initial direct costs                         3,420,657     1,201,023
                                                     ------------  ------------
          Net investment in direct financing leases  $269,394,330  $219,718,386
                                                     ============  ============

The minimum lease payments receivable as of December 31, 1997, are due in the following installments:

                            Year Ending
                            December 31      (000s)
                            -----------     --------
                               1998         $112,105
                               1999           91,002
                               2000           63,939
                               2001           37,353
                               2002           13,238
                            Thereafter         4,000
                                            --------
                                            $321,637
                                            ========

At December 31, 1997 and 1996, the types of equipment financed consist of the following:

                                               1997    1996
                                               ----    ----
                    Industrial equipment        49%     51%
                    Office equipment            15      10
                    Computer equipment          19      24
                    Cars and trucks              7       5
                    Other                       10      10
                                               ---     ---
                                               100%    100%
                                               ===     ===

The Company's leasing transactions with customers located in California and New York represent approximately 49 percent and 9 percent of the minimum lease receivable balance as of December 31, 1997, and 46 percent and 11 percent as of December 31, 1996. There was no other geographical concentration greater than 10 percent. In addition, there was no customer with a balance greater than 10 percent of the minimum lease receivable balance. When entering into a leasing transaction, the Company generally does not require any additional collateral other than the security interest in the property leased or, in certain cases, personal guarantees.

At December 31, 1997 and 1996, net investment in nonearning assets, which were included in the Company's direct financing lease portfolio, were approximately $4.0 million and $3.3 million, respectively.

1994 Securitization

In July 1994, the Company securitized $24,084,000 principal balance of direct financing leases and loans receivable (the Receivables) through JLA Funding Corporation, a special-purpose subsidiary. The Company received proceeds of $20,069,000 and retained subordinated certificates receivable in the amount of $3,823,000. The transaction was accounted for as a sale; accordingly, the Receivables were removed from the Company's balance sheets. The income statement impact was nominal.

Upon closing, the Company established a cash collateral account as required by the agreement and recorded an excess servicing fee receivable. At December 31, 1996, the cash collateral account and excess servicing fee receivable were $201,000 and $77,000, respectively.

The Company continued to service the Receivables and receive a fee in accordance with the servicing agreement. Servicing fees recognized during 1997 and 1996 were $24,000 and $123,000, respectively, and are included in other income on the consolidated statements of operations and retained earnings. At December 31, 1996, the outstanding balance of the Receivables was $3,089,000.

In August 1997, the Company exercised a cleanup call option whereby it acquired the remaining principal balance of the Receivables (on the 1994 securitization) and extinguished the respective liabilities associated with the original sale of the Receivables. The outcome of the exercise of the clean-up call was to recognize previously deferred income in the amount of $290,000. This amount is included in other income. At the time of the cleanup call, the outstanding balance of the Receivables in the amount of $1,311,000 was recorded by the Company.

1997 Securitization

In September 1997, the Company entered into an agreement (the Agreement) whereby it obtained the investor commitments to securitize up to $75,000,000 principal balance of direct financing leases through JLA Funding Corporation II (JLA FC
II), a special-purpose subsidiary. During 1997, the Company securitized $35,115,673 principal balance of direct financing leases through JLA FC II, received proceeds of $32,995,978 and contributed equity in the amount of $2,119,695. In addition, the Company contributed additional cash collateral equaling 1 percent of total collateral. As of December 31, 1997, the balance of the cash collateral account was $351,157. As of December 31, 1997, net investment in securitized direct financing leases, including deferred initial direct costs, was $33,958,952. The transaction was accounted for as a collateralized borrowing; accordingly, the principal balance of securitized leases remained on the Company's balance sheet.

The proceeds received in connection with the Agreement consisted of notes payable to various domestic and foreign investors. These notes are expected to be paid off as the Company receives aggregate payments of the securitized lease receivables. The lease receivables collateralize the notes, and other creditors of JLA would be subordinate to the note holders with respect to the securitized receivables. The timing and the amount of the repayment of the notes are dependent upon the ultimate collection of the securitized lease receivables. The interest rate on the notes is tied to the one-month LIBOR rate, and as of December 31, 1997, for Class A senior securities was 6.27 percent and for Class B subordinated securities was 6.61 percent. The weighted average interest rates for 1997 were 6.03 percent for Class A securities and 6.45 percent for Class B securities. The notes were subject to an interest rate cap agreement at 7.5 percent until March 1998, when the cap was terminated and replaced with an interest rate swap agreement. The interest rate swap agreement calls for interest to be paid on the Class A securities at 6.34 percent and on the Class B securities at 7 percent.

The estimated repayment schedule for the next five years for the notes payable based upon the underlying receivables as of December 31, 1997, is as follows:


               Year Ending
               December 31
               -----------
                 1998               $ 5,950,844
                 1999                 9,260,879
                 2000                 8,594,933
                 2001                 6,917,100
                 2002                 2,272,222
                                    -----------
                                    $32,995,978
                                    ===========

4. NOTES AND LOANS RECEIVABLE:

Notes and loans receivable as of December 31, 1997 and 1996, consist of the following:

                                               1997          1996
                                               ----          ----

      Notes and loans receivable           $15,009,152     $17,842,889
      Interest receivable                            -               -
      Less: Allowance for doubtful
        receivables                                  -               -
                                           -----------     -----------
                                           $15,009,152     $17,842,889
                                           ===========     ===========

The projected annual receipts for notes and loans receivable as of December 31, 1997, are as follows:


               Year Ending
               December 31
               -----------
                 1998               $ 6,443,798
                 1999                 6,927,435
                 2000                 1,637,919
                                    -----------
                                    $15,009,152
                                    ===========

At December 31,1994, the Company had a note receivable of $52.3 million from a partnership that owned land on which the partnership intended to further develop a real estate project. The note was secured by the land and guaranteed by Japan Leasing Corporation (JLC), the Company's ultimate parent.

On May 1, 1995, the Company foreclosed on the property and recorded the land as held for sale at an estimated fair value of $15 million. The difference between the book value of the note receivable at that time and the fair value of the land was settled by transferring cash from JLC under the guarantee. In March 1997, the Company disposed of the property in a sale transaction. The difference between the carrying value of the property and proceeds received from the sale as adjusted for closing costs resulted in a net gain on sale in the amount of $2,027,236. This gain was recorded in other income.

5. ALLOWANCE FOR DOUBTFUL RECEIVABLES:

The table below shows the activity in allowance for doubtful receivables during 1997 and 1996:

                                                     Direct Financing Leases
                                                     -----------------------
                                                      1997          1996
                                                      ----          ----

                  Balance, beginning of year      $ 2,827,437     $ 2,079,521
                   Charge to operations, net        4,945,243       2,004,204
                   Amount written off              (2,742,602)     (1,256,288)
                                                  -----------     -----------
                  Balance, end of year            $ 5,030,078     $ 2,827,437
                                                  ===========     ===========

The Company provides for both a general reserve and a specific reserve. A specific reserve is provided if management believes it is probable that a loss will be sustained and that the loss can be reasonably estimated. The Company's assessment of the future value of collateral is inherently subjective, as it requires material estimates that may be susceptible to significant change.

6. BORROWINGS FROM BANKS:

At December 31, 1997 and 1996, the interest rates on the borrowings from banks ranged from 6.25 percent to 7.21 percent and 6.0 percent to 6.4 percent, respectively, and the weighted average interest rates, before considering any interest rate swap agreements, were 6.47 percent for 1997 and 6.07 percent for 1996.

The repayment schedule for the next five years and thereafter for borrowings from banks as of December 31, 1997, is as follows:

               Year Ending
               December 31
               -----------
                 1998               $162,760,000
                 1999                  6,920,000
                 2000                  8,180,000
                                    ------------
                                    $177,860,000
                                    ============

The Company has developed relationships with several domestic branch operations of foreign owned banks. These relationships have enabled the Company to extend credit facilities, generally for one year, as they become due. In management's opinion, debt scheduled for repayment in 1998 will be extended, as appropriate, to meet the Company's cash flow requirements for 1998, although no formal agreements have been arranged in anticipation of these extensions. In addition, the Company through an affiliate has the ability to refinance the current portion of the debt as it becomes due.

7. INTEREST RATE INSTRUMENTS:

The Company enters into interest rate swap and cap agreements to reduce the impact of changes in interest rates on its floating rate debt. The swap agreements are contracts to exchange floating rate for fixed interest payments periodically without the exchange of the underlying notional amounts. The counterparties to these instruments are major financial institutions. The notional amounts of interest rate agreements are used to measure the interest to be paid or received and do not represent the amount of exposure to credit loss. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense in the income statement. The related accrued receivable or payable is included in other assets or liabilities.

At December 31,1997 and 1996, the Company had $140 million and $110 million of aggregate notional principal amounts outstanding, respectively, for the purpose of converting floating rate debt to fixed rate debt.

At December 31, 1997 and 1996, the agreements effectively changed the interest rate exposure on $140 million and $110 million of floating rate borrowing to fixed rates ranging from 5.18 percent to 6.38 percent due through 1997 and from
5.23 percent to 8.37 percent due through 1996, and the weighted average interest rates were 5.98 percent and 5.80 percent, respectively.

Interest rate caps are used to lock in a maximum rate if rates rise, but enable the Company to otherwise pay lower market rates. The Company had interest rate caps in place protecting $35 million and $30 million of bank borrowings at December 31, 1997 and 1996, respectively. The cap rates ranged between 5.5 percent and 6.5 percent on the underlying LIBOR. The cost of interest rate caps is amortized to interest expense over the life of the caps. The unamortized cost of the interest rate caps is included in other assets.

8. INCOME TAXES:

The provision (benefit) for income taxes for the years ended December 31, 1997 and 1996, consists of the following:

                                                        1997        1996
                                                        ----        ----
            Current:
             Federal                                $1,996,844    $1,051,161
             State and local                           956,081       521,469
                                                    ----------    ----------
                                                     2,952,925     1,572,630
                                                    ----------    ----------
            Deferred:
             Federal                                  (527,742)     (424,210)
             State and local                          (252,681)     (168,940)
                                                    ----------    ----------
                                                      (780,423)     (593,150)
                                                    ----------    ----------
                                                    $2,172,502     $ 979,480
                                                    ==========     =========

The provision for income tax for 1997 and 1996 differs from the federal statutory income tax rate principally due to state income taxes.

The components of the net deferred income tax assets at December 31, 1997 and 1996, are as follows:

                                                      1997           1996
                                                      ----           -----
            Gross deferred tax assets              $3,098,432    $2,362,653
            Gross deferred tax liabilities                  -       (81,444)
                                                   ----------    ----------
                        Net deferred tax assets    $3,098,432    $2,281,209
                                                   ==========    ==========

Deferred tax assets mainly relate to allowance for doubtful receivables; at December 31, 1996, deferred tax liabilities mainly relate to depreciation of fixed assets. No other significant deferred tax assets or liabilities existed at December 31, 1997 and 1996. Management believes that the realization of the net deferred tax asset is reasonably assured. The net deferred tax assets are included in other assets.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS:

The estimated fair value amounts have been determined by the Company, using available market information and valuation methodologies, as described below. Changes in these assumptions or estimation methods may significantly affect the estimated fair values. Accordingly, management provides no assurance that the estimates presented herein would necessarily be realized in an immediate sale or settlement of the instruments.

Book values of cash equivalents and other assets and liabilities approximate fair value due to the short maturity of the instruments.

The estimated fair value of fixed rate loans is based on discounted future cash flows using current rates for similar instruments having comparable credit risk and maturity dates.

The Company generally borrows funds from banks through three to six months revolving lines of credit. The estimated fair values of debts approximate fair value due to the short maturity.

Interest rate swap agreements were valued by discounting future cash flows the Company would receive (pay) to reverse the effect of the agreements, taking into consideration current interest rates adjusted for risks and maturity.

                                         December 31, 1997   December 31, 1996
                                        ------------------   -----------------
                                         Carrying     Fair   Carrying   Fair
                                           Value     Value    Value     Value
                                         --------   -------  --------  --------
                                                     (000s omitted)

Notes and loans receivable               $ 15,009  $ 15,009  $ 17,843  $ 17,843
Borrowing from banks and notes payable    210,856   210,856   156,889   156,889
Interest rate swap agreements                   -      (448)        -      (110)
Interest rate cap agreements                  458       278       382       502

10. RELATED-PARTY TRANSACTIONS

Due to affiliates includes funds that the Company borrowed from JLUS for working capital purposes. The outstanding loan balance at December 31, 1997, is $32,217,287. The outstanding loan balance at December 31, 1996, was $78,700,756. Interest expense realized on these loans during 1997 and 1996 amounted to approximately $2,989,909 and $2,033,000, respectively. At December 31, 1997 and 1996, the interest rate on the loan balance was 6.5 percent and 6.56 percent, respectively.

At December 31,1997 and 1996, the Company had loans receivable of $15.0 million and $17.8 million, respectively, from an affiliate. Under the guarantee agreements between the Company and JLC, the principal and accrued interest on these loans were guaranteed by JLC. Guarantee fees payable to JLC consist of certain percentages of outstanding loan balances and residual proceeds, if any. Guarantee fee expense incurred under this arrangement was approximately $169,000 and $126,000 in 1997 and 1996, respectively.

11. COMMITMENTS  AND  CONTINGENCIES:

Rental expense for office space for the years ended December 31, 1997 and 1996, was approximately $321,000 and $280,000, respectively.

The minimum rental commitments under noncancelable leases as of December 31, 1997, are as follows:

               Year Ending
               December 31
               -----------
                  1998              $  280,387
                  1999                 265,817
                  2000                 228,926
                  2001                 201,757
                  2002                  50,439
               Thereafter                    -
                                    ----------
                                    $1,027,326
                                    ==========

12. SUBSEQUENT EVENTS:

Subsequent to December 31, 1997, in accordance with the Agreement, the Company securitized an additional $31,225,083 principal balance of direct financing leases through JLA FC II and received proceeds of $30,105,418 and contributed equity in the amount of $1,119,665. In March 1998, Class B securities totaling $3,092,000 that were held by the Company were sold for $3,076,385.

In March 1998, the Company entered into a securitization agreement whereby it will securitize its lease receivables and receive proceeds of up to $200 million. This securitization is expected to close by the end of March 1998. The proceeds of this securitization will be used to finance and acquire new equipment contracts.

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                               December 31, 1998
                             (Dollars in Thousands)

================================================================================================================================
                                                                                                      Merger
                                                                           Historical                Pro Forma
                                                                     Resource      JLA Credit       Adjustments        Combined
                                                                     --------      ----------       -----------        --------
ASSETS
Current Assets
              Cash and cash equivalents                             $ 51,154       $ 28,462       $ (51,557)(a,b)       $ 28,059
              Accounts and notes receivable                           15,005         11,226               -               26,231
              Prepaid expenses and other current assets                5,157          1,281            (956)(a)            5,642
                                                                    --------       --------       ---------             --------
                           Total Current Assets                       71,316         40,969         (52,513)              59,772

Investments in Real Estate Loans                                     205,358              -               -              205,358

Investments in Leases and Notes Receivable                            33,836        312,140         (21,875)(a)          324,101

Investment in Resource Asset Investment Trust                          9,195              -               -                9,195

Property and Equipment
              Oil and gas properties and equipment                    47,863              -               -               47,863
                (successful efforts)                                                                                           -
              Gas gathering and transmission facilities                7,131              -               -                7,131
              Other                                                    9,999          2,034          (1,329)(a)           10,704
                                                                    --------       --------       ---------             --------
                                                                      64,993          2,034          (1,329)              65,698

              Less - accumulated depreciation, depletion
                 and amortization                                    (17,895)        (1,329)          1,329 (a)          (17,895)
                                                                    --------       --------       ---------             --------
                           Net Property and Equipment                 47,098            705               -               47,803

Deferred Tax Benefit                                                       -          3,153          (3,153)(a)                -

Other Assets                                                          53,115             13          18,202 (a,b)         71,330
                                                                    --------       --------       ---------             --------
                                                                    $419,918       $356,980       $ (59,339)            $717,559
                                                                    ========       ========       =========             ========

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                               December 31, 1998
                             (Dollars in Thousands)

================================================================================================================================
                                                                                                      Merger
                                                                           Historical                Pro Forma
                                                                     Resource      JLA Credit       Adjustments        Combined
                                                                     --------      ----------       -----------        --------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilites
              Borrowings under credit facilities                    $  1,125       $      -       $       -             $  1,125
              Accounts payable - trade                                 8,852            833             806 (b)           10,491
              Accrued liabilities                                     22,508          3,781           1,194 (b)           27,483
              Accrued interest                                         5,534            834            (325)(a)            6,043
              Estimated income taxes                                   3,878          4,649          (4,649)(a)            3,878
              Current portion of long-term debt                        7,460         93,150         (41,438)(a)           59,172
                                                                    --------       --------       ---------             --------
                          Total Current Liabilities                   49,357        103,247         (44,412)             108,192

Long-term Debt                                                       129,588        200,990          25,872 (a)          356,450
Deferred Income Taxes                                                      -          2,435          (2,435)(a)                -
Other Long-Term Liabilities                                              687         11,944               -               12,631

Stockholders' Equity
              Common stock, $.01 par value, 49,000,000
                 shares authorized                                       230         30,000         (30,000)(a)              230
              Unrealized loss on investment reported
                 at fair value, net of tax                            (1,820)             -               -               (1,820)
              Additional paid-in capital                             208,733            250            (250)(a)          208,733
              Less Treasury stock, at cost                           (17,713)             -               -              (17,713)
              Less loan receivable for ESOP                           (1,591)             -               -               (1,591)
              Retained earnings                                       52,447          8,114          (8,114)(a)           52,447
                                                                    --------       --------       ---------             --------
                          Total Stockholders' Equity                 240,286         38,364         (38,524)             240,286
                                                                    --------       --------       ---------             --------
                                                                    $419,918       $356,980       $ (59,339)           $ 717,559
                                                                    ========       ========       =========            =========

             PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                      Three Months Ended December 31, 1998
                      (In thousands, except per share data)

================================================================================================================================
                                                                                                      Merger
                                                                           Historical                Pro Forma
                                                                     Resource      JLA Credit       Adjustments        Combined
                                                                     --------      ----------       -----------        --------
Revenues
              Real estate finance                                   $ 10,856       $      -       $       -            $  10,856
              Equipment leasing                                        4,406          9,126           1,500 (f)           15,192
              Energy                                                  21,003              -               -               21,003
              Interest and other                                         973              -            (299)(g)              674
                                                                    --------       --------       ---------             --------
                                                                      37,238          9,126           1,201               47,725
Costs and Expenses
              Real estate finance                                      1,991              -               -                1,991
              Equipment leasing                                        2,033          2,349               -                4,382
              Energy                                                  16,919              -               -               16,919
              General and administrative                               1,292              -            (836)(c)              456
              Depreciation, depletion and amortization                 1,748             84             277 (e)            2,109
              Interest                                                 4,025          5,468            (138)(d)            9,355
              Provision for losses                                       577            713               -                1,290
                                                                    --------       --------       ---------             --------
                                                                      28,585          8,614            (697)              36,502
                                                                    --------       --------       ---------             --------
Income before income taxes and
     extraordinary item                                                8,653            512           1,898               11,223

Provision for income taxes                                             2,942            237             693 (h)            3,872
                                                                    --------       --------       ---------             --------
Income before extraordinary item                                    $  5,711       $    275       $   1,205             $  7,191
                                                                    ========       ========       =========             ========
Net income per common share-Basic
   before extraordinary item                                        $   0.26                                            $   0.33
                                                                    ========                                            ========
Weighted average shares outstanding                                   21,871                                              21,871

Net income per common share-Diluted
   before extraordinary item                                        $   0.26                                            $   0.32
                                                                    ========                                            ========

Weighted average shares outstanding                                   22,393                                              22,393


                     RESOURCE AMERICA, INC. AND SUBSIDIARIES
             PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

              Years Ended September 30, 1998 and December 31, 1998
                     (In thousands, except per share data)

================================================================================================================================
                                                                                                      Merger
                                                                           Historical                Pro Forma
                                                                     Resource      JLA Credit       Adjustments        Combined
                                                                     --------      ----------       -----------        --------
Revenues
              Real estate finance                                   $ 62,856       $      -       $       -             $ 62,856
              Equipment leasing                                       13,561         35,490           5,137 (f)           54,188
              Energy                                                   6,734              -               -                6,734
              Interest and other                                       4,316              -          (1,407)(g)            2,909
                                                                    --------       --------       ---------             --------
                                                                      87,467         35,490           3,730              126,687

Costs and Expenses
              Real estate finance                                     11,112              -               -               11,112
              Equipment leasing                                        5,263              -               -                5,263
              Energy                                                   3,661              -               -                3,661
              General and administrative                               4,373          8,919          (1,789)(c)           11,503
              Depreciation, depletion and amortization                 2,641            342           1,106 (e)            4,089
              Interest                                                17,464         20,610          (2,821)(d)           35,253
              Provision for losses                                     2,213          3,269               -                5,482
                                                                    --------       --------       ---------             --------
                                                                      46,727         33,140          (3,504)              76,363
                                                                    --------       --------       ---------             --------
Income before income taxes and
     extraordinary item                                               40,740          2,350           7,234               50,324

Provision for income taxes                                            13,368          1,037           2,202 (h)           16,607
                                                                    --------       --------       ---------             --------
Income before extraordinary item                                    $ 27,372       $  1,313       $   5,032             $ 33,825
                                                                    ========       ========       =========             ========
Net income per common share-Basic
   before extraordinary item                                        $   1.64                                            $   2.02
                                                                    ========                                            ========
Weighted average shares outstanding                                   16,703                                              16,703

Net income per common share-Diluted
   before extraordinary item                                        $   1.59                                            $   1.95
                                                                    ========                                            ========
Weighted average shares outstanding                                   17,268                                              17,268


                     RESOURCE AMERICA, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS



Merger Pro Forma Adjustments as of December 31, 1998

     (a) The accompanying unaudited pro forma consolidated balance sheet as of December 31, 1998 has been prepared as if the acquisition of JLA Credit Corp. ("JLA") had occurred on December 31, 1998 and reflects the following adjustments:

     To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the consolidated assets and liabilities of JLA based on preliminary estimates of fair values, with the remainder allocated to goodwill. The information presented herein may differ from the actual purchase price allocation.
The purchase price is determined as follows (in thousands):

Cash consideration                                                    $ 38,959
                                                                      ========


The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows (in thousands):

Working capital assumed                                                 29,127
Net investment in leases                                              $291,675
Fixed assets                                                               705
Other assets                                                            16,645
Other liabilities                                                      (11,944)
Debt                                                                  (287,249)
                                                                             -
                                                                      --------
                                                                      $ 38,959
                                                                      ========

     (b) To accrue estimated acquisition related costs.

The accompanying unaudited pro forma combined consolidated statement of operations for the three months ended December 31, 1998 has been prepared as if the acquisition had occurred on October 1, 1998. The accompanying unaudited pro forma combined consolidated statement of operations for the year ended September 30, 1998 for the Company, and for the year ended December 31, 1998 for JLA have been prepared to reflect operations of JLA for its year that ended within ninety days of the Company's fiscal year end.


(c) To record estimated adjustments to equipment leasing expenses for certain estimated cost reductions realized from the combining of operations.

(d) To record estimated adjustments to interest expense for reduction of debt

(e) To record estimated adjustments to depreciation and amortization expense attributable to the allocation of the purchase price.

(f) To record estimated adjustments to equipment leasing revenue as a result of the purchase price allocation.

(g) To record estimated reduction of interest income as a result of cash used to acquire JLA

(h) To adjust estimated income taxes as a result of above adjustments and to effect RAI's tax rate.